Exhibit 3(i)-2

Michigan Department of Licensing and Regulatory Affairs

Filing Endorsement

This is to Certify that the CERTIFICATE OF CORRECTION

for

UNIVERSAL TRUCKLOAD SERVICES, INC.

ID NUMBER: 24824C

received by facsimile transmission on July 27, 2012 is hereby endorsed

Filed on July 30, 2012 by the Administrator.

The document is effective on the date filed, unless a

subsequent effective date within 90 days after

received date is stated in the document.

Effective Date: November 1, 2012

In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 30TH day of July, 2012.
Director

Bureau of Commercial Services

Sent by Facsimile Transmission 12212

BCS/CD-518(Rev. 04/11)

MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS BUREAU OF COMMERCIAL SERVICES
Date Received

This document is affective on the date filed, unless a subsequent effective date within 90 days after received data is stated in the document.

Name D. Kerry Crenshaw—Clark Hill PLC
Address 500 Woodward Avenue

City State ZIP Code Detroit Ml 48226	EFFECTIVE DATE:

Document will be returned to the name and address you enter above.
If left blank, document will be returned to the registered office.

CERTIFICATE OF CORRECTION

For use by Corporations and Limited Liability Companies

(Please read information and instructions on last page)

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), or Act 23, Public Acts of 1993 (limited liability companies), the undersigned corporation or limited liability company executes the following certificate:

1.	The name of the corporation or limited liability company is:
Universal Truckload Services, Inc.

2.	The identification number assigned by the Bureau is:	248-24C

3.	The corporation or limited liability company is formed under the laws of the State of Michigan

4.	That a Certificate of Amendment to the Articles of Incorporation
(Title of Document Being Corrected)
was filed by the Bureau on July 26, 2012 and that said document requires correction.

5.	Describe the inaccuracy or defect contained in the above name document. Did not contain delayed effective date of Amendment to Articles of Incorporation.

6.	The document is corrected as follows: The Certificate of Amendment to the Articles of Incorporation shall take effect November 1, 2012.

7.	This document is hereby executed in the same manner as the Act requires the document being corrected to be executed.

Signed this 27th day of July, 2012

By		By		By
	(Signature)		(Signature)		(Signature)

Donald B. Cochran, President & CEO
(Type or Print Name and Title)	(Type or Print Name and Title)	(Type or Print Name and Title)

BCS/CD518(Rev.04/11)

Preparer’s Name D.Kerry Crenshaw

Business telephone number (313) 965-8266

INFORMATION AND INSTRUCTIONS

1.	This form may be used to draft your Certificate of Correction. A document required or permitted to be filed under the act cannot be filed unless it contains the minimum information required by the act. The format provided contains only the minimal information required to make the document fileable and may not meet your needs. This is a legal document and agency staff cannot provide legal advice.

2.	Submit one original of this document. Upon filing, the document will be added to the records of the Bureau of Commercial Services. The original will be returned to your registered office address, unless you enter a different address in the box on the front of this document.

Since this document will be maintained on electronic format, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3.	The corrected document is effective in its corrected form as of its original filing date except as to a person who relied upon the inaccurate portion of the document and was, as a result of the inaccurate portion of the document, adversely affected by the correction.

4.	Item 2 - Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

5.	This Certificate is to be used pursuant to section 133 of Act 284, P.A. 1972; section 133 of Act 162, P.A. 1982; or section 106 of Act 23, P.A. 1993, for the purpose of correcting a document filed with the Bureau which at the time of filing was an inaccurate record of the action referred to in the document or was defectively or erroneously executed. It may be used by corporations or limited liability companies.

6.	Item 6 - State the provision as it should have originally appeared.

7.	This Certificate must be signed in the same manner as was required for the document to be corrected.

8.	NONREFUNDABLE FEE: Make remittance payable to the State of Michigan. Include corporation name and identification number on check or money order.

CORPORATIONS	$10.00
LIMITED LIABILITY COMPANIES	$25.00

Submit with check or money order by mail: Michigan Department of Licensing and Regulatory Affairs Bureau of Commercial Services Corporation Division P.O. Box 30054 Lansing, Ml 48909	To submit in person: 2501 Woodlake Circle Okemos, Ml Telephone: (517)241-6470 Fees may be paid by check, money order, VISA or Mastercard when delivered in person to our office.

MICH-ELF (Michigan Electronic Filing System):

First Time Users: Call (517) 241-6470, or visit our website at http://www.michigan.gov/corporations

Customer with MICH-ELF Filer Account: Send document to (517) 636-6437

LARA is an equal opportunity employer/program. Auxiliary aids, services and other reasonable accommodations are available upon request to individuals with disabilities.